Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of Sarbanes Oxley Act of 2002

In Connection with the Amended Quarterly Report of Heartland Oil and Gas Corp. on Form 10-Q/A for the period ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Philip S. Winner, President, Chief Executive Officer and Director of the registrant, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Philip S. Winner
August 16, 2006	Philip S. Winner President, Chief Executive Officer, and Director